Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Castellum, Inc. of our report dated March 21, 2024, relating to the consolidated financial statements of Castellum, Inc., appearing in the Annual Report on Form 10-K of Castellum, Inc. for the year ended December 31, 2023.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

McLean, Virginia
April 8, 2024